合资经营复合材料有限公司
合　同
The Joint Venture Contract for Sino-Foreign Composites Company

第一章 总则
Chapter 1 General Provisions

兴城海宝新材料产业园有限公司与美国顺风能源有限公司根据《中华人民共和国中外合资经营企业法》和《中华人民共和国公司法》及中国其他有关法律、法规，本着平等互利原则，通过友好协商，同意在中华人民共和国辽宁省葫芦岛市共同投资举办合资经营企业，订立本合同。

In accordance with ***the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, Company Law of the People's Republic of China*** and other relevant Chinese laws and regulations, **Xingcheng Haibao Advanced Material Industrial Park Co., Ltd.** (hereinafter referred to as Party A) and **FairWind Energy Inc**.(hereinafter referred to as Party B), in accordance with the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Huludao city, Liaoning province of the People's Republic of China.

第二章 合营各方
Chapter 2 Parties to the Joint Venture

第一条　订立本合同的各方为：
甲方：兴城海宝新材料产业园有限公司
法定地址为：中国辽宁省葫芦岛市兴城滨海经济区
法定代表姓名：韩宝东　　职务：董事长　　国籍：中国
电话：0086-13701857077　　　电邮: csitcdl@gmail.com

乙方：顺风能源有限公司（于美国内华达州登记注册）
法定地址为：　14 Monarch Bay Plaza, Suite 254, Monarch Beach, CA92629。
法定代表姓名：麦克-温特哈尔特　　职务：董事长　　国籍：美国
电话：001-949-9335411，　电邮：mikew@fairwindenergy.com

Article 1
The names, legal Contacting address and legal representatives of each party are as follows:
Party A: Xingcheng Haibao Advanced Material Industrial Park Co., Ltd.
Legal contacting address: Xingcheng Coastal Economic Zone, Liaoning Province
Its legal representative: **Han Baodong**　　Position: President　　Nationality: China
Tel.: 0086-13701857077　　Email: csitcdl@gmail.com

Party B: FairWind Energy Inc.(incorporated Company in State of Nevada, United States)

Legal address: 14 Monarch Bay Plaza, Suite 254, Monarch Beach, CA92629
Its legal representative: **Michael A. Winterhalter** Position: CEO Nationality: USA
Tel.: 001-949-9335411， Email: mikew@fairwindenergy.com

第三章 成立合资经营企业
Chapter 3 Establishment of the Company

第二条 以上各方根据《中华人民共和国中外合资经营企业法》和《中华人民共和国公司法》及中国其他有关法律、法规，同意在中国辽宁省葫芦岛市建立合资经营企业。

Article 2

In accordance with ***the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, Company Law of the People's Republic of China*** and other relevant Chinese laws and regulations, both parties of the joint venture agree to set up a joint venture limited liability company in Huludao city, Liaoning province, P.R. China.

第三条 合资经营企业名称为：**兴城盛坤复合材料有限公司**（以下简称合营企业）
合营企业的法定地址：辽宁省兴城滨海经济区。

Article 3

The name of the Company is **Xingcheng SK Composite Co., Ltd.** (hereinafter referred to as the JV Company).

The legal address of the Company is: Xingcheng Coastal Economic Zone, Liaoning province

第四条 合营企业经审批机关批准成立，并在辽宁省葫芦岛市登记注册，为中国法人，应当遵守中华人民共和国的法律、法规，并受中国法律的管辖和保护。

Article 4

The Company will be registered in Huludao city, Liaoning province after being approved by the examining and approving authority. The Company has the status of a legal person and is subject to the jurisdiction and protection of Chinese laws concerned. All activities of the Company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

第五条 合营企业为有限责任公司。合营各方对合营企业的责任以各自认缴的出资额为限。各方按其出资在注册资本中的比例分享利润和分担风险及亏损。

Article 5

The organization form of the Company is a limited company. The liabilities of each party to the Company just limits to its contributed capital. The profits, risks and losses of the Company shall be shared by the parties in proportion to their contributions to the registered capital.

第四章 合营企业的宗旨、经营范围和生产规模
Chapter 4 the Purpose, Scope and Scale of the Business

第六条 合营企业宗旨：本着加强经济合作和技术交流愿望，促进经济的发展。合作双方通过提高产品质量，开发新的产品，通过先进的技术及管理使产品在国际市场具有质量与价格的竞争优势，双方获取满意的回报。

Article 6

The purpose of the parties to the joint venture is in conformity with the wish of enhancing the economic cooperation and technical exchanges, to raise economic results and ensure satisfactory economic benefits for each investor by improving product quality, developing new products, and gaining a competitive position in the world market in quality and price through advanced technology management practices.

第七条 合营企业经营范围：生产、经营、销售特种功能复合材料制品；复合材料导线、复合材料抽油拉杆、复合材料电力杆塔和碳纤维及玻璃纤维复合材料产品的生产、销售和出口。

Article 7

Business scope of the Company is to **produce、sell special functional composites products; produce、sell and export composite conductor、sucker rod、power pole and other carbon fiber & glass fiber composites products.**

第八条 合营企业生产规模为：暂定 2014 年底前可达生产复合材料电缆及石油抽油拉杆 5000 公里生产能力，三年内达到 20000 公里的生产能力。2016 年投入生产复合材料电力杆塔。实际规模由董事会依据市场需求和生产条件确定。由董事会依据市场需求和其它条件决定扩大或缩小生产规模。

Article 8

The estimated scale of production：To produce composite conductor and sucker rod by the end of calendar year 2014 is approximately 5,000 kilometers. It is further estimated that production will rise to 20,000 kilometers within three calendar years from the date of this agreement. The investment for producing the composite power pole will start in the year 2016. Actual production levels are to be determined by the Board of Directors based upon market demand and conditions, and the Board of Directors shall review the production capacity and determine whether the capacity of Products should be expanded or adjusted to match market demand or other circumstances.

第五章 投资总额与注册资本

Chapter 5 Total Amount of Investment and the Registered Capital

第九条 合营企业的投资总额为 3 亿元人民币。

Article 9

The total amount of investment of the Company is 300,000,000RMB.

第十条 合营企业的注册资本为 **100,000,000** 元人民币，其中知识产权专利技术、生产工艺和配方注资 **25,000,000** 元人民币；现金、设备、土地和厂房注资 **75,000,000** 万元人民币 。

甲方出资： **75,000,000** 元人民币包括现金、设备，土地和厂房，占 **75%** 。

乙方出资： **25,000,000** 元人民币包括知识产权专利技术、生产工艺和配方，占 **25%**；

Article 10

The registered capital for the Company is 100,000,000RMB, the contributed assets will include the 25,000,000RMB value of the intellectual property patents technology、productive technology and formula，the balance of 75,000,000RMB registered with cash and other assets including equipment, property and building.

Party A: shall pay 75,000,000RMB in cash, equipment, property and building for 75%

ownership interest in company.

Party B: shall transfer their 25,000,000RMB value of the intellectual property patents technology、productive technology 、formula for 25% ownership interest in company.

第十一条 合营各方以下列方式出资：

甲方：以现金、设备、土地和厂房 75,000,000 元人民币出资。

乙方：以价值 25,000,000 元人民币的知识产权专利技术、生产工艺和配方出资。

Article 11

Both parties shall contribute the capital in the following way:

Party A: 75,000,000RMB shall be in cash, equipment, property and building for ownership interest in company.

Party B: shall transfer their 25,000,000RMB value of the intellectual property patents technology、productive technology and formula for ownership interest in company.

第十二条 合营企业注册资本由合营各方按其出资比例分期缴付，每期缴付出资的方式和数额如下：

第一期：在领取营业执照之日起 60 天内缴清。

甲方：现金 20,000,000 元人民币。

乙方：以 25,000,000 元人民币的知识产权专利技术、生产工艺和配方。

第二期：在领取营业执照之日起一年内缴清。

甲方：以 30,000,000 万人民币的现金、设备、土地和厂房出资。

第三期：在领取营业执照之日起二年内缴清。

甲方：以 25,000,000 元人民币的现金、设备、土地和厂房出资。

Article 12

Both parties shall contribute the capital by installments according to their proportions of ownership interest in the company as follows:

Phase 1: Within 60 days from the date that the JV company is registered.

Party A: 20,000,000RMB in cash.

Party B: shall transfer their 25,000,000RMB value of the intellectual property patents, productive technology and formula to JV Company.

Phase 2: Within one year from the date that the JV company is registered

Party A: shall contribute the capital by 30,000,000RMB in cash and kind equivalent of Equipment, Property and building.

Phase 3: Within two years from the date that the JV company is registered

Party A: 25,000,000 dollars in cash and kind equivalent of Equipment, Property and Building.

第十三条 合营企业在合营期内不得减少注册资本。因投资总额和生产经营规模等发生变化，确需减少的，应经双方一致通过后，报原审批机关批准。

Article 13

Within the term of the joint venture, the Company shall not reduce its registered capital except when it is necessary due to the reduction of the total investment and the business scale. The decrease of the registered capital of the Company shall be agreed by both parties and submitted to the original examining and approving authority for approval.

第十四条 合营任何一方如向第三者转让其全部或部分股权的，须经合营他方同意，并报审批机关批准；合营任何一方转让其全部或部分股权时，合营他方有优先购买权；合营

任何一方向第三者转让股权的条件，不得比向合营他方转让的条件优惠；违反以上规定的，其转让无效。

任何一方不得将股权质押。

Article 14

Neither party shall be allowed to mortgage any part of the investment to the third party. If one party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and the party shall submit the assignment to the examination and approval authority for approval. When one party assigns all or part of his investment to a third party, the other party has pre-emptive right. When one party assigns his investment subscribed to a third party, the conditions given shall not be more favorable than those given to the other party to the joint venture. No assignment shall be made effective should there be any violation of the above stipulations.

Neither Party shall be entitled to mortgage any part of the invested capital to any third party.

第六章 合营各方的责任

Chapter 6 Responsibilities of Each Party to the Joint Venture

第十五条 合营各方应负责完成以下各项事务：

甲方责任：1、办理申请建立合资公司、登记注册等事宜；

2、按第五章规定认缴出资和投资；

3、办理申请合资企业用地,并获得土地证书；

4、组织合营企业厂房和其他工程设施的设计施工；按照乙方提供的厂房要求建厂房、办公楼及生活配套设施；

5、落实好政府承诺的优惠政策及配套资金；

6、落实好合营企业的“高新科技企业”项目的申报认定工作，争取获得国家、省、市、县各级政府相关的政策和资金扶植；

7、协助合营企业招聘经营管理人员、技术人员、工人和所需的其他人员；

8、协助合营企业办理有关暂住证、入境签证、工作许可证等手续；

9、负责办理合营企业委托的其他事宜。

Article 15

Responsibilities of Party A:

1. Handling applications for approval, registration, business license and other matters concerning the establishment of the Company from relevant departments in charge of China;

2. Providing cash and investment in accordance with the provisions of Chapter 5;

3. Handling procedures of acquiring land for JV Company and issuing a certificate of occupancy will be provided;

4. Organizing the design of workshops, office buildings and living facilities in accordance with the requirement of Party B;

5. Acquiring the preferential policy which is promised by Government;

6. Implementing to managing the applications and process to be categorized as a "New & High-tech Enterprise" project as soon as possible, and to receive the required favorable policies and financial support from the Central, Provincial, Municipal and County Government;

7. Assisting the joint venture in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;

8. Assisting foreign workers and staff in applying for entry visas, work permit and handling their travel procedures;

9. Responsible for handling other matters entrusted by the Company.

乙方责任：

1、按第五章规定提供专利技术、生产工艺及化学配方，并负责设备的定型与采购；

2、保证提供先进适用的技术、设备和合法有效的相关知识产权给合营公司；并保证所提供的技术、机器设备和相关知识产权未设立任何形式的担保物权，乙方拥有完整的所有权和处置权。

3、保证合营企业能够按设计能力稳定地生产出合格产品，使其产品在国内具有显著的社会经济效益或者在国际市场上具有竞争能力；

4、负责为合营企业提供机器设备安装、调试以及生产所需的技术人员；

5、负责培训合营企业的技术人员和工人；

6、负责办理合营企业委托的其他事宜。

Responsibilities of Party B:

1. Provide intellectual property patents、productive manufacturing and chemical formulas in accordance with the provisions of Chapter 5, as well as provide equipment acquisition and customization.

2. Provide to the Company advanced and appropriate production systems, machinery, equipment and relevant valid intellectual property rights including its invention patents, special production technology; Guaranteeing its ownership and right of disposition of the technique, machinery, equipment and intellectual property rights provided and that they have not been used as security for guarantee purposes.

3. To be responsible for the stable production of qualified products of the Company in the light of design capacity; and enable the venture's products to display conspicuous social economic results domestically or to be competitive on the international market.

4. Provide, at the cost of the Company, necessary technical personnel for installing, testing and trial production of the equipment as well as the technical personnel for production and inspection;

5. Provide training for technical personnel and workers of the Company;

6. Responsible for other matters entrusted by the Company.

第七章 董事会
Chapter 7 the Board of Directors

第十六条 合营企业设董事会。合营企业注册登记之日，为董事会正式成立之日。

Article 16

The Company shall establish the board of directors. The date of registration of the Company shall be the date of the establishment of the board of directors of the Company.

第十七条 董事会暂时由 5 名董事组成。其中甲方委派 3 名；乙方委派 2 名。董事会设董事长 1 人，副董事长 1 人。董事长由甲方委派，副董事长由乙方委派。董事每届任期三年，经委派方继续委派可以连任。

Article 17

The board of directors shall initially consist of 5 directors, 3 of which shall be appointed by Party A, and 2 by Party B. The board of directors shall have 1 chairman and 1 vice-chairman. The chairman shall be appointed by Party A and the vice-chairman by Party B. The term of office for the directors is 3 years and may be renewed.

第十八条 董事会是合营企业的最高权力机构，决定合营企业的一切重大事宜。对于重大问题应由出席董事会的董事一致通过方做出决定，对其他事项须经出席董事会三分之二多数董事通过，其中一名须是美方的董事。有关详细条款按照合资企业章程中的条款执行。

Article 18

The board of directors is the highest authority of the Company，and shall decide all major issues concerning the Company. Decisions on the important items shall be made only after unanimously agreement by the directors present at the board meeting while other decisions shall be made after being agreed upon by the 2/3 directors present at the board meeting, one of director should be from Party B, all as specified in the Articles and Memorandum of Association.

第十九条 董事长是合营企业法人代表。董事长因故不能履行其职权时。可临时授权副董事长或其他董事为代表。

Article 19

The chairman of the board is the legal representative of the joint venture. Should the chairman be unable to exercise his responsibilities, he shall authorize the vice-chairman of the board or other director to represent the joint venture.

第二十条 董事会会议每年至少召开一次，由董事长召开并主持。经三分之一以上的董事提议，董事长可召开临时会议。董事会会议应有三分之二以上董事出席方能举行，其中一名须是中方董事。会议记录应经到会董事签认后归档保存。

Article 20

The board of directors shall convene at least one meeting every year. The chairman may convene an interim meeting based on a proposal made by more than 1/3 (including) directors. The board meeting requires a quorum of over 2/3 (two-thirds) of the total number of directors, one of director should be from Party B. The meeting records shall be signed by the directors present and be placed on file.

第二十一条 董事会会议一般应在合营企业法定地址所在地举行。

Article 21

A board meeting shall generally be held at the location of the joint venture's legal address.

第八章 经营管理机构
Chapter 8 Business Management Office

第二十二条 合营企业应在法定住所设立经营管理机构，负责日常的经营管理工作。经营管理机构设总经理 1 人，副总经理至少 2 人。总经理、副总经理均由董事会聘任，任期 3 年。经董事会聘任，董事会成员可兼任总经理或副总经理。

Article 22

The joint venture shall establish a management office which shall be responsible for daily management. The management office shall have 1 general manager and not less 2 deputy general managers. The general manager and deputy general managers whose terms of office are 3 years shall be appointed by the board of directors. At the invitation of the board of directors, may concurrently be the general manager or deputy general manager.

第二十三条 总经理的职务是执行董事会的各项决议，组织领导合营企业的日常经营管理工作。副总经理协助总经理工作。总经理处理重要问题时，应同副总经理协商。

Article 23

The responsibility of the general manager is to carry out the decisions of the board and

organize and conduct the daily management of the Company. The deputy general managers shall assist the general manager in his work. When handling important cases, the general manager should consult the deputy general managers.

第二十四条 总经理、副总经理有营私舞弊或严重失职行为的，经董事会决定可以随时解聘。

Article 24

In case of graft or serious dereliction of duty on the part of the general manager and deputy general managers, the board of directors shall have the power to dismiss them at any time.

第九章 监事会
Chapter 9 the Board of Supervisors

第二十五条 合营企业设监事会。合营企业注册登记之日，为监事会正式成立之日。

Article 25

The Company sets up a board of supervisors. The date of registration of the Company shall be the date of the establishment of the board of supervisors of the Company.

第二十六条 监事会由 3 名监事组成，其中甲方委派 1 名，乙方委派 1 名，职工代表 1 名。监事的任期为每届三年，任期届满，连选可以连任。

Article 26

The board of supervisors shall comprise 3 persons, 1 of which shall be designated by Party A, 1 by Party B and 1 representatives of the employees of the company. Every term of office of the supervisors shall be 3 years. The supervisors may, after the expiry of their term of office, hold a consecutive term upon re-election.

第二十七条 监事会设主席 1 人，由全体监事过半数选举产生。监事会主席负责召集和主持监事会会议；其不能履行职务或不履行职务的，由半数以上监事共同推举 1 名监事召集和主持监事会会议。

Article 27

The board of supervisors shall have one chairman, who shall be elected by half or more of all the supervisors. The chairman of the board of supervisors shall convene and preside over the meetings of the board of supervisors. In the event that the chairman of the board of supervisors is unable to or does not perform his duties, the supervisor recommended by half or more of the supervisors shall convene and preside over the meetings of the board of supervisors.

第二十八条 监事会是合营企业的监督管理机构，负责检查公司财务，对董事、高级管理人员执行公司职务行为进行监督。监事可以列席董事会会议，并对董事会决议事项提出质疑或者建议。

Article 28

The board of supervisors is a supervision and administration institution of the joint venture, which exercise the authorities, including checking the financial affairs of the company, supervising the duty-related acts of the directors and senior managers, attending the meetings of the board of directors as non-voting delegates, and may raise questions or suggestions on the matters to be decided by the board of directors;

第二十九条 监事会每年度至少召开一次会议，监事可以提议召开临时监事会会议。监事会决议应当经半数以上监事通过。监事会每次会议，须作详细的书面记录，并由全体出席监事签字。

Article 29

The board of supervisors shall hold meetings at least once a year. The supervisors may propose to hold temporary meetings of the board of supervisors. The resolution of the board of supervisors shall be adopted by half or more of the supervisors. The board of supervisors shall make records for the resolutions on the matter it discusses, which shall be signed by the supervisors in presence.

第十章 劳动、税务、外汇收支、审计、统计、环保
Chapter10 Employment, Tax, Finance, Foreign Currency, Audit, Statistics and Environment Protection

第三十条 按照《中华人民共和国劳动法》及国家有关劳动和社会保障的规定，合营企业职工的录用、辞退、报酬、福利、劳动保险、劳动保护、劳动纪律和奖惩等事项，应当在合营企业与合营企业的工会组织集体或职工个人依法订立的劳动合同中加以规定。劳动合同订立后，按有关规定办理用工手续。

Article 30

The employment, recruitment, dismissal and resignation of the staff and workers of the Company and their salary, welfare, labor insurance, labor protection, labor discipline and other matters shall be handled according to ***the Labor Law of the People's Republic of China*** and other laws and regulations on labor management, which shall be stated in the labor contract signed by and between the labor union or the employees and the company. The signed labor contracts shall be filed with the authorities as stipulated.

第三十一条 合营企业职工依照《中华人民共和国工会法》建立基层工会组织，开展工会活动，维护职工的合法权益。合营企业应为本企业工会提供必要的活动条件。

Article 31

The employees of the Company shall, according to ***the Labor Union Law of the People's Republic of China,*** organize a labor union, which shall carry out union activities and safeguard the lawful rights and interests of the employees. The company shall provide necessary conditions for its labor union to carry out activities.

第三十二条 合营企业以及合营企业的职工应按照《中华人民共和国外商投资企业和外商企业所得税法》和《中华人民共和国个人所得税法》的规定，缴纳各项税款和个人所的税。

Article 32

The Company shall pay tax and its employee shall his income tax in accordance with ***the Income Tax Law of the People's R-public of China for Foreign Investment Enterprises and Foreign Enterprises*** and ***The Individual Income Tax Law of the People's R-public of China.***

第三十三条 合营企业依照中国法律、行政法规和国务院财政部门的规定，结合本企业的情况，建立本企业的财务、会计制度，并报当地财政部门、税务机关备案。

Article 33

The Company shall establish its own financial and accounting bylaws according to laws, administrative regulations and provisions of the treasury department of the State Council, which shall be filed with the local finance and tax authorities.

第三十四条 合营企业的一切外汇事宜，均按照《中华人民共和国外汇管理暂行条例》和有关管理办法的规定办理。

Article 34

All matters concerning foreign exchange shall be handled in accordance with ***the Provisional Regulations for Exchange Control of the People's Republic of China*** and other pertaining regulations.

第三十五条 合营企业每一会计年度终了编制财务会计报告，并依法经中国注册的会计师事务所审计。

Article 35

At the end of each fiscal year, the Company shall prepare the year's finance report, which should be audited by a professional accountant firm registered in China.

第三十六条 外国合营者获得的合法利润、其他的合法收益和清算后的资金，可依照外汇管理有关规定自由汇出。

Article 36

The net profit, other legitimate income and the funds it receives upon the liquidation, which a foreign joint venture share-holder receives as its share may be remitted abroad in accordance with foreign exchange control regulations.

第三十七条 合营企业的外籍职工的工资和其他的合法收益，依法纳税后，减去在中国境内的花费，其剩余部分，可按国家有关规定购汇汇出。

Article 37

The wages, salaries or other legitimate income earned by a foreign worker or staff member of the joint venture, after payment of the individual income tax under the tax laws of the People's Republic of China and other payment in China, may be remitted abroad in accordance with foreign exchange control regulations.

第三十八条 合营企业依照《中华人民共和国统计法》及中国外商投资统计制度的规定，提供统计资料，报送统计报表。

Article 38

In accordance with ***the Statistics Law of the People's Republic of China***, and other decrees and regulations of China on the statistic regulations, the Company shall prepare its statistics files and file statistic reports.

第三十九条 合营企业按《中华人民共和国环境保护法》的规定，承担在环境保护方面的义务和责任，并落实防治环境污染的措施。

Article 39

In accordance with ***the Environment Protection Law of the People's Republic of China***, the Company shall take its responsibilities for environment protection and measures to prevent environment pollution.

第十一章 合营期限
Chapter 11 Duration of the Joint Venture

第四十条 合营的期限为二十年，从合营企业营业执照签发之日起计算。合营各方如一致同意延长合营期限的，合营企业应在距合营期满六个月前向原审批机关提出申请。

Article 40

The duration of the Company is 20 years. The establishment of the Company shall start from the date on which the business license of the Company is issued. If an application for the

extension of the duration is unanimously approved by all the parties to the Company, it shall be submitted to the original examining and approving authority 6 months prior to the expiry date of the joint venture.

第四十一条 合营企业宣告解散，应按照中国有关法律、法规进行清算。合营企业清偿债务后的剩余财产按照合营各方出资比例进行分配。

Article 41

Upon the termination of the Company, it shall work out procedures and principles for the liquidation in accordance with relevant laws and regulations of China. The remaining property after the clearance of debts of the Company shall be distributed according to the proportions of each party's investment in the registered capital.

第十二章 合同变更与解除

Chapter 12 the Amendment and Termination of the Contract

第四十二条 对本合同及其附件的重大修改，包括：合营企业变更经营范围、分立、合并、注册资本的增加、减少或者其他重要事项的变更，须依照第十八条的规定，经合营企业董事会决定，合营各方签署书面协议，报原审批机关批准，才能生效。

Article 42

The amendment of the contract or other appendices shall come into force only adopted by the board of directors as stipulated in Article 18, after a written agreement has been signed by both parties and approved by the original examination and approval authority, including about amending the business scope of the Company, the merger, affiliation and consolidation of the Company with other economic organization, the increase or decrease of the registered capital.

第四十三条 由于企业严重亏损，或因不可抗力遭受严重损失，无力继续经营，或合营一方或数方不履行本合同、合营企业章程规定的义务，致使企业无法继续经营，或合营企业未达到其经营目的，同时又无法发展前途的，经合营各方协商同意，可报原审批机关批准，提前终止合营合同。如因一方因不履行义务而造成终止本合同的，由违约方承担由此而产生的所有损失，包括筹备、设立合营企业的费用。

Article 43

Should the Company be unable to continue operations due to heavy losses, or heavy losses caused by the Force Majeure, or the failure of the party to fulfill its obligations prescribed in the contract and the Articles of Association, or fail to obtain the desired objectives of the operation and no prospects for the future development of the Company, the contract shall be terminated after being agreed by both parties and approved by the original examination and approval authority. In the event that the contract is terminated due to the failure of the party to fulfill its obligations, the delinquent party shall take the responsibilities for all the loss thus arising, including the fee for preparing for and establishing the Company.

第十三章 违约责任

Chapter 13 Obligations of the Party Breaching the Contract

第四十四条 合营一方未按照合营合同的规定如期缴付或者缴清其出资的，则每拖欠 1 天该方即应向守约方支付相当于应交付而未缴付出资额部分 0.5%的违约赔偿金。守约方应当催告违约方在一个月内缴付或者缴清出资。逾期仍未缴付或者缴清的，除违约方累计支

付上述违约金外，视同违约方放弃在合营合同中的一切权利，自动退出合营企业。守约方应当在逾期后一个月内，向原审批机关申请批准解散合营企业或者另找合营者承担违约方在合营合同中的权利和义务，且守约方可以依法要求违约方赔偿因未缴付或者缴清出资造成的经济损失。

前款违约方已经按照合同规定缴付部分出资的，由合营企业对该项出资进行清理。

Article 44

In the event that a joint venture partner has failed to put up or contribute fully its required capitals according to the agreed time schedule in the joint venture contract, it shall pay to the other party 0.5% of the contribution due per day after the time limit as compensation. The other joint venture partner(s) which has fulfilled the contribution obligation shall then inform and urge the breaching party to fulfill its obligation within a one-month period. If the breaching party still fails to fulfill the capital contribution obligations, the compensation mentioned above shall be paid to the other party, and the breaching party will be considered "voluntarily withdrawing" from the joint venture and "voluntarily surrendering" all its rights to the joint venture. The abiding party shall then apply to the original examination and approval authority to either dissolve the joint venture or to look for another joint venture partner to undertake the obligations and rights of the breaching party as provided in the original joint venture contract. The abiding party shall have the right to make claim for compensation as a result of the breaching party's failure to fulfill its capital contribution obligations.

The partial contribution made by the breaching party according to the joint venture contract shall be settled or liquidated by the joint venture.

第四十五条 任何一方未履行本合同项下的义务，应向另一方支付违约金人民币 100 万元。由于一方的过错，造成本合同不能履行或不能完全履行时，由该方承担由此而产生的所有责任和损失；如属各方的过错，根据实际情况，由各方分别承担各自应负的责任。

Article 45

Should either party fail to perform its duties stated in this contract, it shall pay the other party a fine equals to RMB 1 million Yuan. Should all or part of the contract be unable to be fulfilled owing to the fault of one party, the party in breach shall bear the liability and loss therefore. Should it be the fault of both parties, they shall bear their respective liabilities according to the actual situation.

第十四章 不可抗力
Chapter 14 Force Majeure

第四十六条 由于地震、台风、水灾、战争以及其他不能预见并且对其发生和后果不能防止或避免的不可抗力事故，致使直接影响合同的履行或者不能按约定的条件履行时，遇有上述不可抗力事故的一方，应立即将事故情况通知对方，并应在事发之日起十五日内，提供事故详情及合同不能履行或者需要延期履行的理由及其有效证明文件，此项证明文件应由事故发生地区的公证机构出具。按事故对履行合同影响的程度，由各方协商决定是否解除合同，或者部分免除履行合同的责任，或者延期履行合同。

Article 46

Should either of the parties to the contract be prevented from executing the contract by Force Majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify

the other party without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

第十五章 适用法律
Chapter 15 Applicable Law

第四十七条 本合同的订立、效力、解释、执行、修改、终止及争议的解决，均适用中华人民共和国的法律。

Article 47

The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the relevant laws of the People's Republic of china.

第十六章 争议的解决
Chapter 16 Settlement of Disputes

第四十八条 合营各方在解释或者履行合营企业协议、合同、章程时发生争议的，应当尽量通过友好协商或者调解解决。经过协调或者解决无效的，应提交国际商会，按照申请仲裁时该会实施的仲裁规则进行仲裁。仲裁裁决是终局的，对双方均有约束力。

Article 48

Any disputes arising from the execution of, or in connection with, the agreements, the contract and Articles of Associations shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to International Chamber of Commerce for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

第四十九条 在解决争议期间，除争议事项外，合营各方应当继续履行合营企业协议、合同、章程所规定的其他各项条款。

Article 49

During the arbitration, the agreements, the contract and Articles of Associations shall be observed and enforced by both parties except for the matters in dispute.

第十七章 文字
Chapter 17 Language

第五十条 本合同用中文和英文书写，两种文字具有同等效力。

Article 50

The contract shall be written in Chinese and in English. Both language versions are equally authentic.

第五十一条 按本合同规定的各项原则订立的附属文件，包括：合资公司章程，为本合同的组成部分。以上附属文件如果与本合同相矛盾时，以本合同为准。

Article 51

The appendices drawn up in accordance with the principles of this contract are integral parts of this contract, including Articles of Associations of the Company. In the event of any discrepancy between the appendices and the contract, this contract shall prevail.

第五十二条 双方发送通知，如用电子邮件、传真时，凡涉及各方权利、义务的，应随之以书面信件通知。合同中所列双方的法定地址为收件地址。

Article 52

Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by email or fax, the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

第五十三条 本合同及其附件，均需经审批机关批准，自批准之日起生效。

Article 53

The contract with the appendices shall come into force commencing from the date of approval of the entrusted examination and approval authority.

第五十四条 本合同于 2013 年 10 月 26 日由合营各方的法定代表在中国辽宁省葫芦岛市签署，一式八份。

Article 54

The contract is signed in eight duplicates in Huludao City, Liaoning Province, China by the authorized representatives of both parties on 26th, Oct. 2013.

甲方：兴城海宝新材料产业园有限公司

PARTY A:
Xingcheng Haibao Advanced Material Industrial Park Co., Ltd.
(a registered Company in Xingcheng Coastal Economic Zone)
法定代表签字：
Signed by its legal representative:

By: ______________________
Title: President

乙方：美国顺风能源有限公司

Party B: FairWind Energy Inc.
(an incorporated Company in State of Nevada, United States)
法定代表签字：
Signed by its legal representative:

By: ______________________

Title: CEO